Exhibit 99.2

HILLENBRAND INDUSTRIES

Financial News Release

HILLENBRAND INDUSTRIES AMENDS REVOLVING
SENIOR CREDIT FACILITIES

BATESVILLE, INDIANA, THURSDAY, NOVEMBER 21, 2002 – Hillenbrand Industries, Inc. (NYSE:HB), a leader in the health care and funeral services industries, today announced amendments, effective November 20, 2002, to previously secured revolving senior credit facilities totaling $500 million. The credit facilities were completed on August 2, 2002, to finance acquisitions, for working capital and capital expenditures, and for other general corporate purposes. The recent amendments provide the Company with additional flexibility to fully utilize the credit facilities for the foregoing purposes or any bonding required as part of its current litigation with Kinetic Concepts Inc. (KCI).

Banc of America Securities LLC and Salomon Smith Barney Inc. serve as joint lead arrangers and joint book runners. Bank of America, N.A. serves as Administrative Agent and Citicorp USA, Inc. serves as syndication agent. Bank One Corporation, LaSalle Bank National Association, and UBS AG, Stamford Branch serve as documentation agents. The two credit facilities consist of a $250 million 364-day revolving credit facility and a $250 million three-year revolving credit facility.

About Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana.

Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, and modular headwall systems.

The Company’s Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “leader,” “acquisitions,” “additional,” “flexibility,” and “fully” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include those regarding financing acquisitions, additional flexibility to fully utilize the credit facilities, or any bonding required as part of litigation. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: the general business and economic conditions of the Company’s customers, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of realignment and cost reduction activities previously announced, unanticipated legal factors or unfavorable legal results, including impacts of the KCI litigation, and compliance with certain regulations, certification requirements for new and existing products and the performance of the Company’s insurance investment portfolio. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256; News Media: Christopher P. Feeney, Director, Public Affairs & Corporate Communications, (812) 934-8197, both of Hillenbrand Industries Inc. www.hillenbrand.com

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